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                                                                    EXHIBIT 99.4

                           SELECT MEDICAL CORPORATION

                           OFFER FOR ALL OUTSTANDING
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2013
                                IN EXCHANGE FOR
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2013
                        WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees.

Select Medical Corporation (the "Company") is offering upon and subject to the
terms and conditions set forth in the Prospectus, dated          , 2003 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 7 1/2% Senior Subordinated Notes Due 2013 which have been registered under the Securities Act of 1933, as amended, for outstanding 7 1/2% Senior Subordinated Notes Due 2013 originally issued by Select Medical Escrow, Inc. (the "Existing Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated August 12, 2003, by and among the Company, Select Medical Escrow, Inc., the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc., and Jefferies & Company, Inc.

We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names, we are enclosing the following documents:

          1. Prospectus dated          , 2003,

          2. The Letter of Transmittal for your use and for the information of your clients,

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Existing Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis,

          4. A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer, and

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
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YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON           , 2003, UNLESS EXTENDED BY THE COMPANY (THE
"EXPIRATION DATE"). EXISTING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Existing Notes wish to tender, but it is impracticable for them to forward their certificates for Existing Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "Exchange offer--Guaranteed delivery procedures."

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Existing Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Existing Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank Trust National Association., the Exchange Agent for the Existing Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          Select Medical Corporation

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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